Exhibit 10.2

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This first amendment to employment agreement (this “Amendment”) is entered into as of July 20, 2021 (the “Amended Effective Date”), by and among Sysorex, Inc., a Nevada corporation (“Sysorex”), TTM Digital Assets & Technologies, Inc. (“TTM”) (collectively, the “Company”), and Wayne Wasserberg, an individual, currently residing in Florida (“Employee”). Sysorex, TTM, and Wasserberg are individually referred to herein as a “party” and collectively as the “parties.”

RECITALS

WHEREAS, the Company and Employee have entered into that certain employment agreement, effective as of May 7, 2021 (the “Agreement”); and

WHEREAS, Employee is willing and the Company desires to modify certain terms and conditions to the Agreement as more fully set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth in the Agreement, the parties hereto agree as follows:

1. Amendment. The Company and Employee hereby agree to amend and restate Exhibit B of the Agreement in its entirety to read as follows:

Employee shall receive the total of 1,000,000 restricted shares of common stock of the Company pursuant to the Company’s 2018 Equity Incentive Plan, as amended, as follows: (i) 500,000 shares of restricted Common Stock shall be issued and vested as of the Amended Effective Date and (ii) additional 500,000 shares of restricted Common Stock shall be issued and vested to the Employee on January 20, 2022, provided that such issuance and vesting shall occur only in the event if the Employee remains an employee of the Company as of such date.

2. Effectiveness. The amendment set forth in Section 1 shall be effective as of the Amended Effective Date.

3. Other Provisions of Agreement. The parties acknowledge that the Agreement is being modified only as stated herein and agree that nothing else in the Agreement shall be affected by this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the Amended Effective Date.

SYSOREX, INC.:		TTM DIGITAL ASSETS & TECHNOLOGIES, INC.:

By:	/s/ Vincent Loiacono	By:	/s/ Vincent Loiacono
Name:	Vincent Loiacono	Name:	Vincent Loiacono
Title:	Chief Financial Officer	Title:	Treasurer, Authorized Person

EMPLOYEE:

By:	/s/ Wayne Wasserberg
Name:	Wayne Wasserberg